Exhibit (d)(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                            MADE AS OF AUGUST 6,1996
                                     BETWEEN
                BT INSTITUTIONAL FUNDS AND BANKERS TRUST COMPANY
                          As revised: October 31, 1997

FUND                                            INVESTMENT ADVISORY FEE

Institutional Daily Assets Fund                            0.10%
Institutional Treasury Assets Fund                         0.15%